invpresq32011final

3Q11 Financial and operating results for the period ended September 30, 2011 October 26, 2011 Unless otherwise specified, comparisons in this presentation are between 3Q11 and 3Q10. Exhibit 99.1

CNO Financial Group 2 Forward-Looking Statements Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for CNO Financial‟s products and trends in CNO Financial‟s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other „„forward-looking‟‟ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing a reduction in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iv) our ability to make changes to certain non- guaranteed elements of our life insurance products; (v) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof (including changes in principles related to accounting for deferred acquisition costs); (xii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xv) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvi) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xvii) our ability to maintain effective controls over financial reporting; (xviii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xix) our ability to achieve eventual upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward- looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

CNO Financial Group 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) and corporate interest and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group 4

CNO Financial Group 5 3Q11: Summary CNO  Net income increased to $196.0 million, from $49.4 million  Net operating income* of $46.5 million, down 1%  Operating EPS of 17 cents per diluted share, up from 16 cents  Consolidated RBC at 359%, up 8 percentage points from 6/30/11 – Statutory earnings of $65.5 million were partially offset by $27.4 million of dividend payments to our holding company  Holding company cash and investments at $168.9 million, down from $234.0 million at 6/30/11 - Primarily reflecting $39.5 million for share repurchases and $64.5 million of debt payments - Partially offset by the aforementioned dividend payments  Debt to total capital ratio at 18.0%, down from 20.0% at 12/31/10  Core sales** up 8% from prior year; growth from all 3 segments *Management believes that an analysis of net income applicable to common stock before: (1) loss on extinguishment of debt, net of income taxes; (2) net realized investment gains or losses, net of related amortization and income taxes; (3) increases or decreases in the valuation allowance related to deferred tax assets; and (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and income taxes (“Net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because such items can be affected by events that are unrelated to the company’s underlying fundamentals. The table on page 7 reconciles the non-GAAP measure to the corresponding GAAP measure. **Excludes PFFS and PDP.

CNO Financial Group 6 3Q11 Summary of Results CNO ($ millions, except per-share amounts) *Management believes that an analysis of earnings before: (i) decreases in the valuation allowance for the deferred tax asset; (ii) loss on extinguishment of debt; (iii) net realized investment gains (losses); and (iv) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities (a non-GAAP financial measure) provides an alternative measure of the operating results of the company because such items are unrelated to the company’s continuing operations. The table above provides a reconciliation to the corresponding GAAP measure. Pre-Tax After Tax EPS Bankers Life 91.4$ Washington National 22.1 Colonial Penn 8.1 Other CNO Business 2.0 Corporate operations and interest expense (46.2) Operating income* 77.4$ 46.5$ 0.17$ Net realized investment gains 25.7 16.6 0.05 Fair value changes in embedded derivative liabilities (14.5) (9.4) (0.03) Loss on extinguishment of debt (1.1) (0.7) - Decrease in valuation allowance for deferred tax assets - 143.0 0.47 Total 87.5$ 196.0$ 0.66$

Quarterly Earnings

CNO

($ millions)

	3Q10	4Q10	1Q11	2Q11	3Q11
Bankers Life	$ 95.5	$ 71.4	$ 63.9	$ 84.7	$ 91.4
Washington National	27.2	28.7	25.2	22.7	22.1
Colonial Penn	7.8	5.8	5.4	7.6	8.1
Other CNO Business	(24.4)	6.0	7.1	4.8	2.0
Corporate operations, excluding interest expense	(12.3)	(13.7)	(0.5)	(11.3)	(27.5)
Total EBIT*	93.8	98.2	101.1	108.5	96.1
Corporate interest expense	(20.0)	(20.0)	(20.6)	(19.3)	(18.7)
Income before net realized investment gains (losses), fair value changes in embedded derivative liabilities and taxes	73.8	78.2	80.5	89.2	77.4
Tax expense on period income	26.7	26.5	28.6	31.7	30.9
Net operating income	47.1	51.7	51.9	57.5	46.5
Net realized investment gains (losses)	2.3	24.1	2.9	2.4	16.6
Fair value changes in embedded derivative liabilities	-	-	-	-	(9.4)
Loss on extinguishment of debt, net of income taxes	-	(2.6)	(0.9)	(0.4)	(0.7)
Net income before valuation allowance for deferred tax assets	49.4	73.2	53.9	59.5	53.0
Decrease in valuation allowance for deferred tax assets	-	95.0	-	-	143.0
Net income	$ 49.4	$ 168.2	$ 53.9	$ 59.5	$ 196.0

*Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest, loss on extinguishment of debt, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) corporate interest expense; (2) loss on extinguishment of debt; (3) net realized investment gains (losses); and (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group

7

CNO Financial Group 8 Operating ROE CNO Operating ROE*, Trailing 4 Quarters *Operating return excludes loss on extinguishment of debt, net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and change in valuation allowance related to deferred tax assets. Equity excludes accumulated other comprehensive income (loss) and the value of net operating loss carryforwards. See Appendix for a reconciliation to the corresponding GAAP measure. Average common shareholders’ equity, excluding AOCI/L and net operating loss carryforwards, trailing 4 quarters: $2,942.8 $3,048.5 $3,129.7 $3,217.4 $3,301.2 ($ millions) 3Q10 5.5% 4Q10 6.0% 1Q11 6.3% 2Q11 6.5% 3Q11 6.3%  Increased ROE despite a 12% increase in average equity

CNO Financial Group 9 Operating EPS* (Diluted) CNO  Increased EPS reflects share buyback activity 2Q11 $0.20 3Q10 $0.16 4Q10 $0.18 1Q11 $0.18 3Q11 $0.17 * Operating earnings per share exclude loss on extinguishment of debt, net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and valuation allowance related to deferred tax assets. See Appendix for a reconciliation to the corresponding GAAP measure. ** Includes the dilutive impact from convertible debentures. See the appendix for additional details. Weighted average diluted shares (in millions)**: 306.0 306.7 307.5 308.0 302.7

CNO Financial Group 10 Book Value CNO *See Appendix for a reconciliation to the corresponding GAAP measure. ($ millions, except per-share amounts) 09/30/10 12/31/10 03/31/11 06/30/11 09/30/11 Shareholders' Equity (Excluding AOCI/L) $3,916.2 $4,087.0 $4,142.8 $4,190.5 $4,351.5 Accumulated Other Comprehensive Income 688.1 238.3 257.6 372.7 597.3 Total Shareholders' Equity $4,604.3 $4,325.3 $4,400.4 $4,563.2 $4,948.8 S ares Outstanding 251.0 251.1 251.4 249.4 243.2 Book Value Per Share $18.34 $17.23 $17.50 $18.30 $20.34 Book Value Per Share (Excluding AOCI/L)* $15.60 $16.28 $16.48 $16.80 $17.89 Book value per diluted share (excluding AOCI/L) as of September 30, 2011 was $15.49

CNO Financial Group 11 Pre/After Tax GAAP Operating Income CNO ($ millions) $164.6 $181.9 $207.6 $87.7 $99.7 $117.7 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2009 2010 LTM as of 9/30/2011 Net Operating Income Tax Expense on Operating Income $252.3 $325.3 $281.6

CNO Financial Group 12 Statutory Earnings Power CNO ($ millions) $269.5 $279.2 $348.5 $137.1 $132.4 $147.4 -$50.0 $50.0 $150.0 $250.0 $350.0 $450.0 $550.0 2009 2010 LTM as of 9/30/2011 Pre-Tax Operating Income Fees and Interest to Holding Company $406.6 $411.6 $495.9

CNO Financial Group 13 3Q11 359%2Q11 351% 1Q11 341%4Q10 332% 3Q10 320% Financial Strength CNO  RBC increased to 359% in 3Q11 – Positive impact reflects increase from Statutory income (+14 pts) – Partially offset by dividends paid up to the holding company (-6 pts) *Risk-Based Capital (“RBC”) requirements provide a tool for insurance regulators to determine the levels of statutory capital and surplus an insurer must maintain in relation to its insurance and investment risks. The RBC ratio is the ratio of the statutory consolidated adjusted capital of our insurance subsidiaries to RBC. Consolidated RBC Ratio* 3Q10 $190.1 4Q10 $161.1 1Q11 $169.0 2Q11 $234.0 3Q11 $168.9 Liquidity ($ millions) 21.2% 20.0% 19.2% 18.7% 18.0% Debt to Total Capital Ratio** **as defined in our Senior Secured Credit Agreement. See appendix for reconciliation to GAAP measure.  Unrestricted cash and investments held at the holding company decreased during 3Q11 as a result of : – Primarily reflecting $39.5 million for share repurchases and $64.5 million of debt payments – Partially offset by dividend payments

CNO Financial Group 14 $11,478.0 $12,106.9 $12,836.9 $2,894.9 $2,676.8 $2,635.6 $698.0 $703.8 $693.6 2009 2010 3Q2011 Bankers Life Washington National Colonial Penn OCB Growth in the CNO Franchise ($ millions) $16,176.3 Average liabilities on actively marketed business segments are increasing, while OCB is shrinking CNO $5,799.2 $5,511.5 $5,255.9 $15,066.5 $15,481.7

CNO Financial Group 15  Earnings of $91.4 million, down 4% – $3 million reduction in earnings from PDP product sales; – 3Q10 earnings included $6.5 million of favorable PFFS developments (business assumed through reinsurance agreements with Coventry which expired on January 1, 2010); – Partially offset by increased favorable reserve developments in the long-term care and Medicare supplement blocks of approximately $4 million  Pre-tax operating earnings in 3Q11 included approximately $14 million of favorable reserve developments in the long-term care and Medicare supplement blocks  Pre-tax operating earnings in 3Q10 of $95.5 million included: – Approximately $10 million of favorable reserve developments in the long-term care and Medicare supplement blocks – The aforementioned favorable developments from PFFS business 3Q Summary Bankers Life

CNO Financial Group 16 Sales and Distribution Results  Strong sales results – Up 10% • Life sales up 12% • Med supp sales up 21% Bankers Life Quarterly NAP* *PFFS and PDP sales are not comparable and are excluded from NAP in all periods; in addition, we no longer assume any of the risks on PFFS contracts through reinsurance. ($ millions) Med supp policies issued (in thousands): 10.2 19.7 11.4 11.8 12.3 Recruiting has been successful – New agent contracts up 9% over 2Q11 – Agent force growth up 6% over 2Q11; up 11% vs. 12/31/10 3Q10 $55.3 4Q10 $68.5 1Q11 $55.2 2Q11 $60.1 3Q11 $60.7  Branch expansion on schedule; opened 14 of 15 locations

CNO Financial Group 17 Medicare Supplement Update Bankers Life  Industry and Competition – Competitors continue to take rate increases in most markets – Received approval in 32 states for 4 tier product structure, offering gender specific and preferred rates – New pricing model includes lower rates for female preferred rate class  Sales Highlights – YTD sales flat compared to 2010, but issued policy count has increased by 6%, reflecting shift to lower-premium Plan N – Compared to 3Q2010, NAP and issued policies up 21% – Continued reduction in policies returned during “free look” period, indicative of improved competitive position

CNO Financial Group 18 LTC Update Bankers Life  Stable financial results – Interest adjusted benefit ratio over the past several quarters in the 66 - 75% range, reflecting ongoing claims management improvements and successfully gaining approval for rate increases where necessary Rate increase activity continues – Filed for increases on inflationary plans sold between 1992 and 2003 • 3rd rate increase on these polices (approximately half of this block) – Filed for 2nd increase on most plans sold between 2002 and 2005 – Expect to implement rate increases of $37 million • Approximately $22.0 million of approvals received as of 9/30/11 – Although State approvals are becoming more challenging than in prior rounds, still projecting to receive most approvals within 24 months; reflective of • Relatively homogeneous block of products • Experience in rate increase approval process

CNO Financial Group 19 Quarterly Earnings 3Q10 4Q10 1Q11 2Q11 3Q11 Insurance policy income $405.1 $394.2 $400.0 $409.6 $404.6 Net investment income: General account assets 182.4 187.7 191.3 196.5 194.3 Other portfolios 26.1 16.3 18.3 0.4 (36.3) Fee revenue and other income 3.6 4.2 2.3 3.3 3.6 Total revenues 617.2 602.4 611.9 609.8 566.2 Insurance policy benefits 341.8 339.9 337.6 351.3 333.6 Amounts added to policyholder account balances 60.3 66.1 67.2 57.6 27.0 Amortization related to operations 76.4 76.5 101.9 69.7 67.2 Interest expense on investment borrowings - 1.0 1.2 1.1 1.2 Other operating costs and expenses 43.2 47.5 40.1 45.4 45.8 Total benefits and expenses 521.7 531.0 548.0 525.1 474.8 I come before net realized investment gains (losses), net of related amortization and income taxes $95.5 $71.4 $63.9 $84.7 $91.4 Trailing 4 Quarter Operating Return on Allocated Capital: 12.6% 11.8% 12.0% 12.7% 12.2% Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 7 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure. Bankers Life ($ millions)

CNO Financial Group 20 3Q Summary Washington National  Earnings of $22.1 million, down 19% – $6.0 million out-of-period adjustment in 3Q11 which reduced earnings; – Partially offset by $1.0 million of additional spread earnings in 3Q11 on investments purchased with the proceeds of increased borrowings from the Federal Home Loan Bank Core product sales (supplemental health and life) up 3% Recruiting results up vs. 3Q10 in both PMA and WNIC Independent

CNO Financial Group 21 Washington National $0.8 $0.4 $18.0 $0.3 $0.9 $18.6 Life Medicare Supplement Supplemental Health 3Q10 NAP 3Q11 NAP 3Q11 Sales Results ($ millions)  Supplemental health sales up 3%  Life sales up 3%

CNO Financial Group 22 Quarterly Earnings Washington National Management believes that an analysis of income (loss) before net realized investment gains (losses), net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized gains or losses can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 7 reconciles the non-GAAP measure to the corresponding GAAP measure. 3Q10 4Q10 1Q11 2Q11 3Q11 Insurance policy income $144.9 $146.0 $145.4 $146.6 $145.9 Net investment income: General account assets 46.2 46.7 46.3 46.7 47.3 Other portfolios 0.2 1.0 - - - Fee revenue and other income 0.3 0.3 0.3 0.2 0.4 Total revenues 191.6 194.0 192.0 193.5 193.6 Insurance policy benefits 112.4 109.0 112.2 118.3 119.0 Amortization related to operations 14.4 14.6 16.1 14.0 13.9 Interest expense on investment borrowings - - - - 0.2 Other operating costs and expenses 37.6 41.7 38.5 38.5 38.4 Total benefits and expenses 164.4 165.3 166.8 170.8 171.5 Income before net realized investment gains (losses), net of related amortization and income taxes $27.2 $28.7 $25.2 $22.7 $22.1 Trailing 4 Quarter Operating Return on Allocated Capital: 9.4% 9.9% 9.4% 9.3% 8.5% ($ millions)

CNO Financial Group 23  Earnings of $8.1 million, up 4% reflecting growth in the block  Sales growth continues, NAP up 10% Robust lead generation activity continues 3Q Summary Colonial Penn

CNO Financial Group 24 Quarterly Earnings Colonial Penn 3Q10 4Q10 1Q11 2Q11 3Q11 Insurance policy income $48.8 $48.6 $50.3 $50.9 $50.8 Net investment income 9.9 10.0 10.3 10.5 10.1 Fee revenue and other income 0.2 0.2 0.2 0.2 0.2 Total revenues 58.9 58.8 60.8 61.6 61.1 Insurance policy benefits 36.1 36.1 38.5 37.8 35.7 Amounts added to policyholder account balances 0.3 0.2 0.2 0.2 0.3 Amortization related to operations 7.0 8.8 9.0 8.6 9.3 Other operating costs and expenses 7.7 7.9 7.7 7.4 7.7 Total benefits and expenses 51.1 53.0 55.4 54.0 53.0 Income before net realized investment gains (losses) et of related amortization and income taxes $7.8 $5.8 $5.4 $7.6 $8.1 Trailing 4 Quarter Operating Return on Allocated Capital: 7.7% 7.6% 7.5% 7.3% 7.2% Management believes that an analysis of income before net realized investment gains (losses), net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized gains or losses can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 7 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure. ($ millions)

CNO Financial Group 25 Plans to Invest in Organic Growth New COO role will focus on optimizing growth initiatives across the segments and achieving operational efficiencies to support that growth  In the process of launching several initiatives: –Bankers • Field Management Trainee Program • Top Gun Program –Washington National • Expanding geographic footprint of PMA and WNIC Independent –Colonial Penn • Product offering expansion at Colonial Penn – Mobile Technology and eApplication

CNO Financial Group 26  Earnings of $2.0 million, compared to $24.4 million loss – Approximately $13 million improvement in margins in the interest- sensitive life block; – $4 million of reduced legal costs; – A $6.0 million write off of the present value of future profits related to this segment’s long-term care insurance block taken in 3Q10 Results in both 3Q10 and 3Q11 reflect a reduction in earnings of approximately $13 million primarily due to the impact of decreased projected future investment yield assumptions related to interest- sensitive insurance products 3Q Summary Other CNO Business

CNO Financial Group 27 Quarterly Earnings (Losses) Other CNO Business 3Q10 4Q10 1Q11 2Q11 3Q11 Insurance policy income $75.7 $74.2 $71.5 $72.5 $72.2 Net investment income: General account assets 88.0 87.8 88.2 87.6 85.4 Other portfolios 8.5 7.3 6.5 (0.9) (10.8) Total revenues 172.2 169.3 166.2 159.2 146.8 Insurance policy benefits 110.4 82.6 88.8 85.9 86.7 Amounts added to policyholder account balances 38.7 39.8 38.7 33.3 24.8 Amortization related to operations 20.7 15.1 9.1 9.9 11.3 Interest expense on investment borrowings 5.1 4.9 4.9 5.0 5.3 Other operating costs and expenses 21.7 20.9 17.6 20.3 16.7 Total benefit and expenses 196.6 163.3 159.1 154.4 144.8 Income (loss) before net realized investment gains (losses), net of related amortization and income taxes ($24.4) $6.0 $7.1 $4.8 $2.0 ($ millions) Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 7 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure.

CNO Financial Group 28 3Q11 359% 2Q11 351% 1Q11 341% 4Q10 332% 3Q10 320% 3Q10 $190.1 4Q10 $161.1 1Q11 $169.0 2Q11 $234.0 3Q11 $168.9 Excess Capital Consolidated RBC Ratio Liquidity ($ millions) Approximately $41 million in excess of management target $68.9 million in excess of management target 350%* Management Target = $100 Approximately $110 million total excess capital as of 9/30/11 CNO Management Target = 300% * During 3Q11, management increased the RBC target from 300% to 350%

CNO Financial Group 29 Excess Capital Utilization Opportunities Debt Prepayment  Share Buybacks  Investing in Business for Additional Growth – Growth and expansion of distribution channels – Recapture reinsurance blocks Holding Company Investment Portfolio – Utilize non-life operating loss carryforward CNO

CNO Financial Group 30 Share Repurchase & Debt Payments  3Q Activity – Purchased 6.6 million shares during 3Q 2011 for $39.5 million – Average cost per share of $6.01 – 2.6% of outstanding shares at June 30, 2011 – Mandatory principal prepayment of $39.5 million made on Senior Secured Credit Facility on September 30, 2011 – Early payment of $25.0 million on Senior Health Note – The debt to total capital ratio as defined in our Senior Secured Credit Agreement improved by 0.8% as a result of these transactions  YTD Activity – Through September 30, 2011, purchased 8.8 million shares for $55.7 million – Average cost per share of $6.35 – 3.5% of outstanding shares at December 31, 2010 – Mandatory principal prepayments of $55.7 million made on Senior Secured Credit Facility – Voluntary prepayment of $50 million on Senior Secured Credit Facility – Early payment of $25.0 million on Senior Health Note – The debt to total capital ratio as defined in our Senior Secured Credit Agreement improved by 1.8% as a result of these transactions Next scheduled principal payment of $10 million is not due until September 30, 2012 CNO

CNO Financial Group 31 Valuation Allowance $558.0 Valuation Allowancy $353.1 Net $614.8 Net $311.5 $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 Life Non-Life Capital Valuation Allowance for Loss Carryforwards Net Loss Carryforwards in Deferred Tax Asset Gross $614.8 Gross $353.1 Gross $869.5 GAAP Balances for Deferred Tax Asset as of 9/30/11: Loss Carryforwards – Gross1 vs. Net2 ($ millions) 1. Gross loss carryforward equals the total life, non-life, and capital loss carryforwards multiplied by a 35% tax rate plus state operating loss carryforwards 2. Net loss carryforward equals the gross loss carryforward net of the allowance 3. Totals also include amounts related to state carryforwards and other items not reflected in the bar chart Totals Gross Loss Carryforwards3 Net Loss Carryforwards Valuation Allowance3 CNO Valuation Allowance Analysis: Released $143.0 of the valuation allowance due largely to emergence from 3 year cumulative loss. $1,855.1 (938.4) $916.7 $143 decrease in Allowance in 3Q

CNO Financial Group 32 GAAP Valuation Allowance Reduction ($ millions) CNO  $143 million valuation allowance reduction in 3Q11; $95 million reduction in 4Q10 No longer in a 3-year cumulative loss position as of 9/30/2011  Achieved normalized taxable income in each of the last 12 quarters  Ability to model future increases in taxable income supports the 3Q11 release of the valuation allowance (5% annual growth in the next five years)  Future benefits of NOLs recognized on the balance sheet continue to be determined by accounting rules that require us to maintain a valuation allowance based on verifiable evidence

CNO Financial Group 33 GAAP Valuation Allowance Model ($ millions) CNO (1) Modeled future taxable earnings are based on the 3-year average normalized taxable income, which is assumed to grow by 5 percent per year in the next five years and then remain flat for the remaining years. Life NOLs Non-life NOLs expiring expiring expiring Capital loss through 2023 through 2023 Post 2023 carryforwards Total Net operating loss (“NOL”) NOL carryforwards 1,757$ 1,996$ 488$ 1,009$ 5,250$ Potential unfavorable IRS ruling (631) 631 - - - NOL carryforwards, adjusted for potential unfavorable IRS rulings 1,126 2,627 488 1,009 5,250 Future taxable income as modeled for the GAAP valuation (1) (3,376) (257) - - (3,633) Excess life income that may be used to offset non-life NOLs at 35¢ per $1 2,250 (788) - - 1,462 Post 2023 N L utilization - - (476) - (476) Unused NOLs based on GAAP valuation -$ 1,582$ 12$ 1,009$ 2,603$ Valuation allowance required -$ 554$ 4$ 353$ 911$

CNO Financial Group 34 DAC Accounting Change: EITF-09G No change in the economics of our business – GAAP accounting change only – Will adopt retrospectively in 1Q2012 Where and why CNO is expected to be impacted disproportionately: – Direct marketing at Colonial Penn – Career distribution at Bankers – New business strains earnings in year of issue • Growth suppresses reported earnings • CNO sales growth rate higher than market – PVFP (VOBA) • Resulted from Fresh Start; not impacted by accounting change • Positive with respect to book value relative to peers • Negative with respect to future earnings relative to peers CNO

CNO Financial Group 35 CNO DAC Accounting Change: Estimated Impact Illustration – Colonial Penn Reported Total In-force New business New annualized premiums 46.4$ 46.4$ -$ 46.4$ Premiums 193.5$ 193.5$ 161.2$ 32.3$ Investment/other income 41.5 41.5 41.5 - Benefits & change in reserves 144.9 144.9 126.3 18.5 Expenses (non-acquisition) 30.3 30.3 25.8 4.5 Earnings before acquisition expenses & amortization 59.7$ 59.7$ 50.5$ 9.2$ Acquisition expenses/amortization 33.3 59.0 15.2 43.9 EBIT 26.5$ 0.7$ 35.3$ (34.6)$ TY - 2010 Restated for EITF-09G ($ millions)

CNO Financial Group 36 DAC Accounting Change: Estimated Impact Illustration – Colonial Penn CNO Acquisition expenses, net of deferrals & amortization: $50.7 $36.5 $43.9 Statutory pretax operating income: ($4.2) $14.1** $4.6 Colonial Penn - GAAP EBIT Restated for EITF-09G: New Business vs Inforce $(34.6) $(27.0) $(40.9) $35.3 $32.8 $30.0 $0.7 $5.7 $(10.9) $(50.0) $(40.0) $(30.0) $(20.0) $(10.0) $- $10.0 $20.0 $30.0 $40.0 2008 2009 2010 New Business In-Force Net EBIT GAAP reported EBIT: $25.2 $26.1 $26.5 *Excludes $3.4 million PEGLI experience refund **Statutory results exclude $15 million surplus debenture interest payment * ($ millions)

CNO Financial Group 37 DAC Accounting Change: Estimated Impacts of EITF-09G September 30, 2011 Pro Forma CNO  Continue to evaluate the estimated impact  Expect that we will be able to defer most commission payments plus other costs directly related to the production of new business Aggregate Per Diluted Share Annual Net Income Reduction of $29 million to $34 million 9¢ to 12¢ Book Value excluding AOCI Reduction of $465 million to $510 million (10% - 12%) $1.50 to $1.70

CNO Financial Group 38 DAC Accounting Change: Potential Management Actions  Business Model – Modify sales and marketing compensation (e.g. Bankers agents and Colonial Penn telemarketers) – Reinsurance and other transactions Develop Non-GAAP Measures to Disclose Impacts  Planning to host a call in December to provide more details CNO

CNO Financial Group 39 Impact of Sustained Low-Interest Rate Environment CNO  Factored into 3Q10 and 3Q11 loss recognition testing – Assumed continuation of current interest rates through the end of the next calendar year – Resulted in charges of approximately $13 million in both 2010 and 2011  Statutory Reserves and Capital – Low interest-rate environment is considered in determining reserve adequacy – Complete testing will be performed to verify adequacy of reserves before year-end filing – No material impact expected  Management Tools for Mitigating Impact of Low-Interest Rate Environment – Active portfolio management – Adjust agent compensation – Remove some products from the market (e.g. certain annuity products) – Adjust crediting rates and product charges on interest-sensitive life and annuities – Increase new business premiums to offset reduced long term investment yields on traditional insurance (whole life, long term care, specified disease, accident) – Reinsure certain blocks

CNO Financial Group 40 Net Investment Income CNO  Relatively stable yield progression despite low interest rate environment  Year over year increase in investment income primarily due to growth in assets including expanded FHLB floating rate program  Linked quarter declines in investment income and earned yield attributable principally to 2Q non-recurring income not duplicated in 3Q, and also impacted by higher cash balances throughout 3Q 2Q11 $342.2 3Q10 $326.5 4Q10 $332.2 1Q11 $336.1 3Q11 $338.2 General Account Investment Income Earned Yield: 5.86% 5.77% 5.79% 5.87% 5.67% ($ millions) Earned Yield (excluding floating rate FHLB): 5.87% 5.84% 5.90% 5.97% 5.79% New Money Rate: 6.00% 5.96% 5.60% 5.24% 5.55%

CNO Financial Group 41 Realized Gains/Losses Recognized through Net Income CNO 3Q10 4Q10 1Q11 2Q11 3Q11 Gross Gains $101.5 $138.8 $43.5 $29.7 $74.5 Gross Losses (73.4) (13.5) (25.1) (16.7) (41.0) Losses due to recognition of other-than-temporary impairments recognized in earnings (24.5) (77.1) (13.3) (10.1) (2.9) Amortization adjustments to insurance intangibles (0.1) (11.0) (0.6) 0.7 (4.9) Net investment gains (losses) before tax 3.5 37.2 4.5 3.6 25.7 Income tax benefit (expense) (1.2) (13.1) (1.6) (1.2) (9.1) Net investment gains (losses) after tax $2.3 $24.1 $2.9 $2.4 $16.6 ($ millions)

CNO Financial Group 42 Unrealized Gain/Loss* CNO ($ millions) *Includes debt and equity securities classified as available for sale. Excludes investments from variable interest entities which we consolidate under GAAP. 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011 Unrealized Gain 0% 1% 2% 3% 4% 5% 6% 7% 8% % of Invested Assets Unrealized Gain % of Invested Assets

CNO Financial Group 43 Time Warner Cable Home Depot, Inc. Ahold Lease USA, Inc. Heinz (H.J.) Company Cox Enterprises - 5.0 10.0 15.0 20.0 25.0 3Q10 4Q10 1Q11 2Q11 3Q11 Commercial Mortgage Loans Corporates Alt-A / Prime Jumbo ABS RMBS/ CMBS Subprime Municipals CDO Other CNO ($ millions) Impairments (ex. IGA) trending lower reflecting improved portfolio quality and favorable credit market conditions Impairments IGA: $ - $70.6 $6.4 $5.1 $ - $22.8 $6.4 $6.9 $5.0 $2.9

CNO Financial Group 44 Commercial Mortgage Loans at 9/30/11 By Vintage CNO By Property Type  Current LTV of approximately 66.2%  Average trailing debt service coverage ratio (DSCR) stable at approximately 1.45  As of 9/30/11, 0.66% delinquency rate 2008 18.8% 2007 20.2% 2006 17.8% 2005 9.3% 2004 and Prior 26.2% 2010 4.9% 2011 4.5% 2009 0.5% 2008 19.7% 2007 20.3%2006 16.3% 2005 8.0% 2004 and Prior 25.8% Office 35.5% Industrial 17.3% Retail 40.8% Multi- Family 4.4% Other 2.0%

CNO Financial Group 45 Asset Allocation at 9/30/11* MTM reflects low market yields in most credit sectors $1,362 $466 $907 $1,959$1,434$957 $1,777 $14,875 $2,235 $1,405 $452 $904 $1,780 $1,393$1,003 $1,648 $2,139 $13,483 IG Corporates CMOs Mortgage Loans HY Corporates CMBS Municipals ABS Govts/Agency Cash & Other Market Value Book Value CNO *Excludes investments from variable interest entities which we consolidate under GAAP (the related liabilities are non-recourse to CNO). ($ millions)

CNO Financial Group 46 Investment Quality: Fixed Maturities* CNO  92% investment grade  Corporate bond ratings trending positive on fundamentals, offset by increase in M&A / corporate actions  RMBS ratings erosion due to seasoning effect (limited NAIC RBC impact) Fixed Maturities, available for sale, by Rating at 9/30/11 (Market Value) % of Bonds which are Investment Grade: 9/30/10 92% 12/31/10 91% 3/31/11 90% 6/30/11 92% 9/30/11 92% *Excludes investments from variable interest entities which we consolidate under GAAP (the related liabilities are non-recourse to CNO). <BBB 8% AAA 13% AA 10% A 24% BBB 45%

CNO Financial Group 47 Holding Company Investments at 9/30/11 CNO ($ millions) Alternatives & Equities (Balance) Fixed Income (net) $75 Cash & Money Market $25 Cash and Money Market $54.9 Fixed Income (net) 66.0 Equities 16.1 Alternatives 31.9 TOTAL $168.9 Long Term Target Allocation Current Investments

CNO Financial Group 48 European Debt by Select Countries CNO Sovereigns Corporates Banks Total Market Portugal -$ -$ -$ -$ -$ Italy - 26.1 - 26.1 22.6 Greece - - - - - Spain - 63.9 42.1 106.0 98.9 Total -$ 90.0$ 42.1$ 132.1$ 121.5$ ($ millions)

CNO Financial Group 49 Operating Return on Allocated Capital Proforma Impact Excluding OCB (simplified illustration) (as of September 30, 2011) CNO * See Appendix slide 56 for computation of adjusted operating earnings and allocated capital for purposes of calculating Operating Return on Allocated Capital. CNO Consolidated (as reported)* Other CNO Business (OCB) CNO (Excluding OCB) Adjusted operating earnings $207.6 $0.3 $207.3 Alloc ted capital $3,301.2 $533.4 $2,767.8 Operating Return on Allocated Capital 6.3% 0.1% 7.5%

CNO Financial Group 50 Summary  Core business continues to perform well – Solid earnings continued in 3Q – Sales grew 8%  Financial strength and credit profile continue to improve – Generating significant amounts of excess capital – Statutory capital and RBC continue to increase – Leverage at 18% and decreasing  Continue emphasis on profitable organic growth – Sales in all 3 segments increased in Q3 – Added 14 new Bankers locations YTD – Investing in further agent recruiting, footprint expansion and field management development CNO

CNO Financial Group 51 Questions and Answers

CNO Financial Group 52 Appendix

CNO Financial Group 53 Covenant Metrics Interest Coverage Ratio RBC Ratio $1,522 $1,596 $1,665 $1,668 $1,696 0 500 1,000 1,500 2,000 9/30/10 12/31/10 3/31/11 6/30/11 9/30/11 320% 341% 351% 359% 332% 200% 300% 9/30/10 12/31/10 3/31/11 6/30/11 9/30/11 Statutory Surplus ($ millions) Debt to Capital* * Excludes Accumulated Other Comprehensive Income (Loss), as defined by the senior credit facility ** Not applicable to periods prior to 3/31/11 $1,200 30.0% CNO 21.2% 20.0% 19.2% 18.7% 18.0% 0% 5% 10% 15% 20% 25% 30% 35% 9/30/10 12/31/10 3/31/11 6/30/11 9/30/11 225% Covenants levels per agreement 3.6 5.0 4.5 0. 1.0 2.0 3.0 4.0 5.0 6.0 9/30/10 12/31/10 3/31/11 6/30/11 9/30/11 2.0x ** **

CNO Financial Group 54 3Q11 Holding Company Liquidity CNO ($ millions) 3Q 2011 YTD 2011 Cash and Investments Balance - Beginning $234.0 $161.1 Sources Dividends from Insurance Subsidiaries 27.4 165.4 Dividends from Non-Life Affiliates 3.5 3.5 Surplus Debenture Interest 22.7 46.8 Service and Investment Fees, Net 18.9 53.4 Interest/Earnings on Corporate Investments (1.8) 0.2 Total Sources 70.7 269.3 Uses Interest 20.3 45.5 Share Repurchase 39.5 55.7 Debt Prepayment 64.5 130.7 Holding Company Expenses and Other 7.2 23.6 Total Uses 131.5 255.5 Non-cash changes in investment balances (4.3) (6.0) Cash and Investments Balance 9/30/2011 $168.9 $168.9 * * Includes $10 million surplus debenture interest payment from Colonial Penn *

CNO Financial Group 55 $25 $25 $275 $275 $85 $34 $75 $55 $20 $293 $45 $80 $85 $327 $75 2011 2012 2013 2014 2015 2016 2017 2018 Debt Maturity Profile Term Loan Sr. Health Note Convertible 9% Notes (1) Conversion price is $5.49. CNO can force conversion after 6/30/13 if CNO stock trades above $7.69 for 20 or more days in a consecutive 30 day trading period. On 9/30/2011, CNO’s stock closed at $5.41. (1) ($ millions) CNO

Operating Return on Allocated Capital Computation*

($ millions)

Adjusted operating earnings for the purpose of calculating operating return on allocated capital is determined as follows:

	Bankers Life	Washington National	Colonial Penn	Other CNO Business	Corporate	Total
For twelve months ended September 30, 2011						
Segment pre-tax operating earnings (a non-GAAP financial measure)	$ 311.4	$ 98.7	$ 26.9	$ 19.9	$ (131.6)	$ 325.3
Adjustment to investment income to reflect capital at 275% RBC	(5.0)	(4.4)	0.4	(4.2)	13.2	-
Interest allocated on corporate debt	(40.7)	(16.8)	(5.7)	(15.3)	78.5	-
Income tax (expense) benefit	(95.8)	(27.9)	(7.7)	(0.1)	13.8	(117.7)
Adjusted operating earnings for purposes of calculating operating return on allocated capital	$ 169.9	$ 49.6	$ 13.9	$ 0.3	$ (26.1)	$ 207.6

Allocated capital is calculated as follows:

	Bankers Life	Washington National	Colonial Penn	Other CNO Business	Corporate	Total
Trailing 4 Quarter Average as of September 30, 2011						
Capital allocation based on 275% RBC	$ 1,889.5	$ 793.5	$ 262.9	$ 722.4	$ (367.1)	$ 3,301.2
Allocation of corporate debt	(493.4)	(207.3)	(68.6)	(189.0)	958.3	-
Allocated capital for the purpose of determining return on allocated capital	$ 1,396.1	$ 586.2	$ 194.3	$ 533.4	$ 591.2	$ 3,301.2
Operating Return on Allocated Capital:	12.2%	8.5%	7.2%	0.1%	-4.4%	6.3%

CNO Financial Group

* A non-GAAP financial measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure.

56

CNO Financial Group 57 Prime Jumbo at 9/30/11 CNO  3.9% of total invested assets  99.2% NAIC 1 classification  Substantial proportion of investments purchased at discounts reflective of current market expectations for cash flows from collateral  All securities evaluated using market-consistent estimates of collateral performance  Credit support remains substantial relative to anticipated cumulative losses  Collateral performing within expectations *Market value. Rating Market Value (mil.) Book Value (mil.) % of Prime Jumbo* Avg. FICO Avg. Support Avg. 60+ Delinq. Avg. Accum. Loss % of Portfolio* AAA $72.3 $70.9 7.1% 731 11.2% 6.2% 0.22% 0.28% AA 42.1 42.3 4.2% 738 21.0% 6.5% 1.01% 0.16% A 215.3 211.7 21.3% 733 25.8% 9.0% 1.92% 0.83% BBB 104.4 103.1 10.3% 734 13.0% 8.8% 1.41% 0.40% <BBB 578.9 574.6 57.1% 738 6.9% 8.5% 1.35% 2.23% Total $1,013.0 $1,002.6 100.0% 736 12.4% 8.4% 1.38% 3.90% ($ millions)

CNO Financial Group 58 CMBS at 9/30/11 Our CMBS exposure is heavily weighted towards AAA-rated securities with substantial credit support, and seasoned vintages with relatively stronger qualitative characteristics. CNO AAA AA A BBB Pre-2004 186.8$ 23.9$ 25.0$ 2.0$ 2004 93.4 13.3 5.6 6.1 2005 256.8 23.7 15.5 - 2006 173.8 116.8 - 2.4 2007 266.8 33.8 - - 2008 1.3 - 8.4 - 2009 47.5 - - - 2010 - 17.8 6.7 - 2011 63.3 - 2.0 - Total MV 1,089.7$ 229.3$ 63.2$ 10.5$ Total BV 1,142.0$ 221.3$ 60.8$ 10.0$ Pre-2004 16.8% 2004 8.5% 2005 21.9%2006 19.9% 2007 21.8% 2010 1.8%2009 3.9% 2008 0.6% 2011 4.8% ($ millions)

CNO Financial Group 59 CMBS at 9/30/11 CNO  5.5% of invested assets  100% NAIC 1 classification  Collateral performing materially better than overall CMBS collateral universe in terms of delinquency and cumulative loss  All securities evaluated using market-consistent estimates of collateral performance  Substantial credit support inherent in structures relative to expected cumulative losses  Collateral performing within expectations *% of market value Rating Market Value (mil.) Book Value (mil.) % of CMBS* Avg. Support Avg. 60+ Delinq. Avg. Accum. Loss % of Portfolio* AAA $1,142.0 $1,089.7 79.7% 29.6% 4.6% 1.1% 4.40% AA 221.3 229.3 15.4% 21.8% 6.6% 1.3% 0.85% A 60.8 63.2 4.2% 12.5% 2.0% 1.0% 0.23% BBB 10.0 10.5 0.7% 9.7% 1.1% 0.7% 0.04% Total $1,434.1 $1,392.7 100.0% 27.6% 4.8% 1.1% 5.52% ($ millions)

CNO Financial Group 60 Commercial Mortgage Loans at 9/30/11 Geographic Distribution CNO Pacific 10.6% Mountain 10.8% West North Central 14.8% West South Central 6.4% East North Central 16.0% East South Central 3.0% New England 7.8% Middle Atlantic 8.4% South Atlantic 22.2%

CNO Financial Group 61 Post 2025 $298 2025 $58 2024 $24 2023 $46 2022 $102 2021 $51 2020 $37 2019 $50 2018 $262 2017 $248 2016 $119 2014 $83 2011 $3 2012 $34 2013 $145 2015 $98 Commercial Mortgage Loans at 9/30/11 Remaining Principal Balance By Maturity CNO ($ millions)

CNO Financial Group 62 Premiums Collected CNO  Trailing 4 quarters down 2% – Stable results at Bankers Life (excluding PFFS), Washington National, and Colonial Penn – Decline at OCB primarily due to continued run-off of inforce blocks, as expected CP Washington National Collected Premiums -Trailing 4 Quarters BLC Other 3Q10 $3,651.1 BLC PFFS 4Q10 $3,590.1 1Q11 $3,586.7 OCB ($ millions) 2Q11 $3,578.6 3Q11 $3,580.2

CNO Financial Group 63 Premiums Collected – Med Supp  First-year premiums down 16% Med Supp – First-Year Premiums 3Q10 $29.3 4Q10 $30.5 1Q11 $25.1 2Q11 $24.7 3Q11 $24.5 Bankers Life ($ millions) Policies issued and not included in NAP (net of chargebacks, in thousands): PFFS policies issued: 0.1 0.4 9.7 1.7 0.8 PDP policies issued: 1.0 0.4 8.1 7.5 0.3 Med Supp First-Year Prems.-Tr. 4 Qtrs: $114.1 $116.4 $114.3 $109.6 $104.8 Med Supp Total Premiums-Quarterly: $170.1 $182.3 $178.8 $169.0 $171.3 Med Supp NAP-Quarterly: $16.0 $31.8 $18.3 $18.6 $19.4 Med Supp NAP-Trailing 4 Quarters: $113.2 $88.2 $87.1 $84.7 $88.1

CNO Financial Group 64 Premiums Collected – LTC Net first-year premiums up 4%, reflecting reduction in new business reinsurance (Net) $5.7 (Net) $6.2 (Net) $6.1 (Net) $6.0 (Net) $5.9Long-Term Care – First-Year Premiums* *Includes $2.8 million in 3Q10, $2.0 million in 4Q10, $1.5 million in 1Q11, $1.4 million in 2Q11, and $1.4 million in 3Q11 of premiums ceded under business reinsurance agreement. 2Q11 (Direct) $7.4 3Q10 (Direct) $8.5 4Q10 (Direct) $8.2 1Q11 (Direct) $7.6 Bankers Life ($ millions) 3Q11 (Direct) $7.3 First-Year Prems – Tr. 4 Qtrs: $21.9 $22.2 $23.5 $24.0 $24.2 Total Premiums - Quarterly: $145.0 $143.5 $144.9 $142.9 $137.8 NAP – Quarterly: $7.2 $6.7 $6.9 $7.3 $7.3 NAP – Trailing 4 Quarters: $32.8 $31.2 $29.5 $28.1 $28.2

CNO Financial Group 65 Premiums Collected – Life  First-year premiums up 20% Life – First-Year Premiums SPWL Non- SPWL 1Q11 $24.7 $11.9 $13.9 3Q10 $25.8 $12.3 $14.6 4Q10 $26.9 $11.0 $15.1 Bankers Life ($ millions) 2Q11 $29.4 $13.7 $14.3 First-Year Prems – Tr. 4 Qtrs: $93.8 $97.7 $102.2 $106.8 $111.9 Total Premiums - Quarterly: $54.8 $56.2 $56.4 $62.0 $65.5 NAP – Quarterly: $16.3 $15.9 $16.6 $18.6 $18.2 NAP – Trailing 4 Quarters: $63.1 $65.3 $66.1 $67.4 $69.3 $15.4 $15.5 3Q11 $30.9

CNO Financial Group 66 Premiums Collected – Annuity  First-year premiums down 1% 3Q10 $264.7 4Q10 $233.4 1Q11 $221.3 2Q11 $258.0 3Q11 $263.1 Annuity – First-Year Premiums Bankers Life ($ millions) First-Year Prems – Tr. 4 Qtrs: $965.1 $1,001.2 $999.4 $977.4 $975.8 Total Premiums - Quarterly: $265.8 $234.4 $222.2 $259.1 $264.1

CNO Financial Group 67 Premiums Collected – Supplemental Health Washington National  First-year premiums up 2% 3Q10 $13.0 4Q10 $13.4 1Q11 $13.2 2Q11 $13.7 3Q11 $13.2 Supplemental Health – First-Year Premiums ($ millions) First-Year Prems – Tr. 4 Qtrs: $50.9 $52.0 $52.7 $53.3 $53.5 Total Premiums - Quarterly: $101.5 $104.2 $106.9 $108.9 $108.4 NAP – Quarterly: $18.0 $17.5 $15.7 $17.9 $18.6 NAP – Trailing 4 Quarters: $65.3 $67.6 $68.7 $69.1 $69.7

CNO Financial Group 68 Premiums Collected – Life Colonial Penn  First-year premiums up 10% 3Q10 $8.1 4Q10 $8.2 1Q11 $8.7 2Q11 $8.6 3Q11 $8.9 Life – First-Year Premiums ($ millions) First-Year Prems – Tr. 4 Qtrs: $31.6 $32.3 $33.1 $33.6 $34.4 Total Premiums - Quarterly: $46.9 $46.8 $49.4 $48.5 $49.2 NAP – Quarterly: $11.5 $9.5 $13.6 $12.8 $12.7 NAP – Trailing 4 Quarters: $45.2 $46.3 $46.8 $47.4 $48.6

CNO Financial Group 69 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations.

CNO Financial Group 70 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 3Q10 4Q10 1Q11 2Q11 3Q11 Net income applicable to common stock 49.4$ 168.2$ 53.9$ 59.5$ 196.0$ Net realized investment (gains) losses, net of related amortization and taxes (2.3) (24.1) (2.9) (2.4) (16.6) Fair value changes in embedded derivative liabilities, net of related amortization and taxes - - - - 9.4 Valuation allowance for deferred tax assets - (95.0) - - (143.0) Loss on extinguishment of debt - 2.6 0.9 0.4 0.7 Net operating income (a non-GAAP financial measure) 47.1$ 51.7$ 51.9$ 57.5$ 46.5$ Per diluted share: Net income 0.17$ 0.56$ 0.19$ 0.21$ 0.66$ N t realized investment (gains) losses, net of related amortization and taxes (0.01) (0.08) (0.01) (0.01) (0.05) Fair valu changes in embedded derivative liabilities, net of related amortization and taxes - - - - 0.03 Valuation allowance for deferred tax assets - (0.31) - - (0.47) Loss on extinguishment of debt - 0.01 - - - Net operating income (a non-GAAP financial measure) 0.16$ 0.18$ 0.18$ 0.20$ 0.17$

CNO Financial Group 71 3Q10 4Q10 1Q11 2Q11 3Q11 Operating income 47.1$ 51.7$ 51.9$ 57.5$ 46.5$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes 3.7 3.6 3.7 3.7 3.7 Total adjusted operating income 50.8$ 55.3$ 55.6$ 61.2$ 50.2$ Weighted average shares outstanding for basic earning per share 251,045 251,064 251,121 250,933 246,965 Effect of dilutive securities on weighted average shares: 7% Debentures 53,364 53,367 53,367 53,367 53,367 Stock option and restricted stock plan 1,631 2,231 2,748 3,036 2,353 Warrants - - 262 712 23 Weighted average shares outstanding for diluted earning per share 306,040 306,662 307,498 308,048 302,708 Operating earnings per diluted share 0.16$ 0.18$ 0.18$ 0.20$ 0.17$ A reconciliation of operating income and shares used to calculate basic and diluted operations earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group 72 Information Related to Certain Non-GAAP Financial Measures Book value, excluding accumulated other comprehensive income (loss), per share This non-GAAP financial measure differs from book value per share because accumulated other comprehensive income (loss) has been excluded from the book value used to determine the measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. 3Q10 4Q10 1Q11 2Q11 3Q11 Total shareholders' equity 4,604.3$ 4,325.3$ 4,400.4$ 4,563.2$ 4,948.8$ Less accumulated other comprehensive income 688.1 238.3 257.6 372.7 597.3 Total shareholders' equity excluding accumulated other comprehensive income (a non-GAAP financial measure) 3,916.2$ 4,087.0$ 4,142.8$ 4,190.5$ 4,351.5$ Shares outstanding for the period 251,046,412 251,084,174 251,404,857 249,415,210 243,247,260 Book value per share 18.34$ 17.23$ 17.50$ 18.30$ 20.34$ Less accumulated other comprehensive income 2.74 0.95 1.02 1.50 2.45 Book value, excluding accumulated other comprehensive income, per share (a non-GAAP financial measure) 15.60$ 16.28$ 16.48$ 16.80$ 17.89$ A reconciliation from book value per share to book value per share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

CNO Financial Group 73 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of return before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continued operations. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to- period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. All references to return on allocated capital measures assume a capital allocation based on a 275% targeted risk-based capital at the segment level. Additionally, corporate debt has been allocated to the segments.

CNO Financial Group 74 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the twelve months ended September 30, 2011, are as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment operating return for purposes of calculating operating return on allocated capital 169.9$ 49.6$ 13.9$ 0.3$ (26.1)$ 207.6$ Net income 477.6$ Trailing 4 Quarter Average as of September 30, 2011 Allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,396.1$ 586.2$ 194.3$ 533.4$ 591.2$ 3,301.2$ Common shareholders' equity 4,516.5$ Operating return on allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 12.2% 8.5% 7.2% 0.1% -4.4% 6.3% Return on equity 10.6% (Continued on next page)

CNO Financial Group 75 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to segment operating return (loss) and consolidated net income (loss) for the twelve months ended September 30, 2011, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment pretax operating earnings (a non-GAAP financial measure) 311.4$ 98.7$ 26.9$ 19.9$ (131.6)$ 325.3$ Adjustment to investment income to reflect capital at 275% (5.0) (4.4) 0.4 (4.2) 13.2 - Interest allocated on corporate debt (40.7) (16.8) (5.7) (15.3) 78.5 - Income tax (expense) benefit (95.8) (27.9) (7.7) (0.1) 13.8 (117.7) Segment operating return for purposes of calculating operating return on allocated capital 169.9$ 49.6$ 13.9$ 0.3$ (26.1)$ 207.6 Net realized investment gains, net of related amortization and taxes 46.0 Fair value changes in embedded derivative liabilities, net of related amortization and taxes (9.4) Loss on extinguishment of debt (4.6) Valuation allowance for deferred tax assets 238.0 Net income 477.6$ (Continued on next page)

CNO Financial Group 76 Information Related to Certain Non-GAAP Financial Measures A reconciliation of average allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to average common shareholders’ equity, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Trailing 4 Quarter Average as of September 30, 2011 Allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,396.1$ 586.2$ 194.3$ 533.4$ 591.2$ 3,301.2$ Net operating loss carryforwards - - - - 837.4 837.4 Accumulated other comprehensive income (loss) 213.8 54.8 19.1 116.2 (26.0) 377.9 Adjustment to reflect capital at 275% RBC 72.7 54.2 (5.8) 63.1 (184.2) - Allocation of corporate debt 493.4 207.3 68.6 189.0 (958.3) - Common shareholders' equity 2,176.0$ 902.5$ 276.2$ 901.7$ 260.1$ 4,516.5$ (Continued on next page) (Continued from previous page)

CNO Financial Group 77 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Average Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,119.2$ 3,233.9$ 3,313.7$ 3,379.9$ 3,434.8$ 3,301.2$ Net operating loss carryforwards 797.0 853.1 829.1 810.6 916.7 837.4 Accumulated other comprehensive income (loss) 688.1 238.3 257.6 372.7 597.3 377.9 Common shareholders' equity 4,604.3$ 4,325.3$ 4,400.4$ 4,563.2$ 4,948.8$ 4,516.5$ (Continued from previous page)

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

This non-GAAP financial measure differs from the debt to capital ratio because accumulated other comprehensive (income) loss has been excluded from the value of capital used to determine this measure. In addition, debt is defined as par value plus accrued interest and certain other items. Management believes this non-GAAP financial measure is useful as the level of such ratio impacts certain provisions in our Senior Secured Credit Agreement.

A reconciliation of the debt to capital ratio to debt to capital, as defined in our Senior Secured Agreement is as follows (dollars in millions)

	3Q10	4Q10	1Q11	2Q11	3Q11
Corporate notes payable	$ 1,029.8	$ 998.5	$ 949.8	$ 934.5	$ 871.2
Total shareholders' equity	4,604.3	4,325.3	4,400.4	4,563.2	4,948.8
Total capital	5,634.1	5,323.8	5,350.2	5,497.7	5,820.0
Corporate debt to capital	18.3%	18.8%	17.8%	17.0%	15.0%

	3Q10	4Q10	1Q11	2Q11	3Q11
Corporate notes payable	$ 1,029.8	$ 998.5	$ 949.8	$ 934.5	$ 871.2
Add unamortized discount on debt	15.3	19.5	18.2	17.3	16.1
Par value of notes payable	1,045.1	1,018.0	968.0	951.8	887.3
Interest payable and other items	6.5	3.1	14.2	14.2	68.3
Debt as adjusted	1,051.6	1,021.1	982.2	966.0	955.6
Total shareholders' equity	4,604.3	4,325.3	4,400.4	4,563.2	4,948.8
Less accumulated other comprehensive income	(688.1)	(238.3)	(257.6)	(372.7)	(597.3)
Total capital	$ 4,967.8	$ 5,108.1	$ 5,125.0	$ 5,156.5	$ 5,307.1
Debt to total capital ratio, as defined in our Senior Secured Credit Agreement (a non-GAAP financial measure)	21.2%	20.0%	19.2%	18.7%	18.0%

CNO Financial Group

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